UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

BLACK RIDGE ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)       Form, Schedule or Registration Statement No.:

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This filing consists of the attached press release issued by Black Ridge Acquisition Corp. on June 28, 2019.

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Simon to Make Strategic Investment in Allied Esports

and Black Ridge Acquisition Corp.

Leading Destination Operator to Purchase $5 Million of Shares of Black Ridge Acquisition Corp. and Collaborate with Allied Esports to Build Esports Venues at Simon Properties

“Simon Cup” Tournaments and Activations with HyperX Esports Truck to Launch at

Select Simon Locations This Fall

IRVINE, Calif. (June 28, 2019) – Black Ridge Acquisition Corp. (NASDAQ: BRAC), a public acquisition vehicle, today announced that it has entered into a letter agreement for Simon Equity Development, LLC, a wholly-owned and indirect subsidiary of Simon Property Group (NYSE: SPG), to become a shareholder of Allied Esports, a global esports entertainment company, through an equity investment in Black Ridge Acquisition Corp.

As previously announced, Allied Esports and its sister company, the World Poker Tour®, both currently owned by Ourgame International Holdings Limited, will be acquired, once all applicable shareholder and regulatory consents have been obtained, by Black Ridge Acquisition Corp. to form Allied Esports Entertainment (the “Business Combination”).

Highlights from the letter agreement include:

•	Simon acquiring $5 million in shares of Black Ridge Acquisition Corp.;

•	Simon and Allied Esports creating dedicated esports venues and experiences at select Simon locations throughout the United States; and

•	Simon and Allied Esports launching a new competition tour called The Simon Cup.

The obligations of the parties to move forward with the transactions contemplated by the letter agreement are subject to the satisfaction of certain conditions, including but not limited to the execution of definitive agreements between the parties documenting the obligations of Simon to purchase the shares of Black Ridge and consummation of the Business Combination.

Simon and Allied Esports will also collaborate to create a new product offering focused on delivering esports experiences through integrated gaming venues and production facilities in select Simon destinations around the country. The in-mall arenas will be designed for tournament play and daily use with the capability to be expanded into common areas for larger esports activations and live events.

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"We're extremely pleased to collaborate with Black Ridge and Allied Esports, leading innovators in esports and gaming, to bring cutting-edge venues to our iconic properties around the country. This is exactly the type of innovative activation that excites our customers and drives traffic for our centers at Simon. Simon's successful locations are ideally suited to provide these new and exciting community spaces, complementing our other dynamic offerings," said Mark Silvestri, Simon's Chief Operating Officer for Development.

"The agreement with Simon is a landmark opportunity to bring Allied Esports’ vision for the future of competitive gaming to Simon's world class property network,” said Lyle Berman, Director of Black Ridge. “As we work to close the transaction combining our NASDAQ-listed Black Ridge Acquisition Corp. with Allied Esports and WPT, the significant investment by Simon would be a testament to our unrivaled plans and to the opportunity Simon sees to participate in this growing industry."

In addition, Allied Esports and Simon will this year launch The Simon Cup, a groundbreaking, co-branded esports competition and gaming tournament festival combining online and in-person elements into a uniquely integrated content format. The activation includes regional tournament events at select Simon centers in the New York and Los Angeles markets, culminating in a Grand Final at the iconic HyperX Esports Arena Las Vegas.

“Simon’s commitment and investment in our growing esports ecosystem will immediately strengthen our foundation for creating live experiences and compelling content for gamers and fans around the world,” said Frank Ng, co-CEO of Ourgame, owner of Allied Esports. “We are thrilled for the opportunity to work closely with the forward-thinking team at Simon to design specialized mall-based esports concepts that we hope will attract new audiences and partners through their network and enhance our global presence.”

Purchase Details

Assuming the parties execute a definitive agreement for the transaction, Simon would purchase $5 million of newly issued shares of Black Ridge Acquisition Corp. at a price equal to the price at which Black Ridge shareholders can have their shares converted for a pro rata portion of the Black Ridge trust account upon closing of the Business Combination; however, the dollar amount of newly issued shares will be reduced by the dollar amount Simon spends, at its sole option, purchasing shares of common stock of Black Ridge Acquisition Corp. in open market or privately negotiated transactions. Simon has agreed not to seek conversion of any shares it purchases pursuant to this investment at the meeting called to approve the Business Combination. In consideration of the purchase commitment, Black Ridge would issue to Simon on closing of the Business Combination one additional share of Black Ridge common stock for every ten (10) shares that are purchased pursuant to the purchase commitment and a warrant to purchase one (1) share of Black Ridge common stock for every two (2) shares purchased pursuant to the purchase commitment. For additional information on the transaction, see Black Ridge’s Current Report on Form 8-K, which will be filed promptly and which can be obtained, without charge, on the Securities and Exchange Commission's website (http://www.sec.gov).

About Simon

Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE:SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales. For more information, visit simon.com.

About Allied Esports

Named to Fast Company’s World’s Most Innovative Companies list for 2019, Allied Esports is a premier esports entertainment company with a global network of dedicated esports properties and content production facilities. Its mission is to connect players, streamers and fans via integrated arenas and mobile esports trucks around the world that serve as both gaming battlegrounds and everyday content generation hubs. Allied Esports is a subsidiary of Ourgame International (SEHK:899), owner of WPT Enterprises, Inc., the operator of The World Poker Tour®. Ourgame has entered into an agreement with Black Ridge Acquisition Corp. (NASDAQ: BRAC) to combine, once all applicable shareholder and regulatory consents have been obtained, Allied Esports and the World Poker Tour to form Allied Esports Entertainment, Inc.

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Through direct operation and affiliate relationships via the Allied Esports Property Network, the first esports venue affiliate program available to partners looking to open new esports facilities around the world, Allied Esports’ locations currently include 11 properties in the top three esports markets across the globe: North America’s HyperX Esports Arena Las Vegas; HyperX Esports Truck “Big Meta”; Esports Arena Orange County and Esports Arena Oakland; Europe’s Esports Truck “Big Betty” and HyperX Esports Studio in Hamburg, Germany; and China’s Lianmeng Dianjing in Beijing, Lianmeng Dianjing SEG Arena in Shenzhen, Lianmeng Dianjing Tianjin Arena, Lianmeng Dianjing Gui’an Arena and Lianmeng Dianjing LGD Gaming Hangzhou Arena. The Allied Esports Property Network’s 12th property, run by Fortress Esports, is expected to open in Melbourne, Australia in 2019. For more information about Allied Esports and its global network of properties, visit AlliedEsports.gg and follow @AlliedEsports.

About Black Ridge Acquisition Corp.

Black Ridge Acquisition Corp. is a special purpose acquisition company sponsored by Black Ridge Oil & Gas, Inc. (OTCQB: ANFC) for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets.  Black Ridge Acquisition Corp. completed its initial public offering in October 2017, raising $138 million in cash proceeds.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to the proposed transactions between Simon, Allied Esports and Black Ridge Acquisition Corp. including the negotiation and execution of definitive agreements relating to the transactions between the parties, the purchase of shares of Black Ridge Acquisition Corp. by Simon Property Group and achieving the desired results of the strategic alliance between the parties. Forward-looking statements may also relate to the proposed transaction between Black Ridge Acquisition Corp. and Ourgame International Holdings Limited (the “Proposed Transaction”) and any other statements relating to future results, strategy and plans of Black Ridge and Ourgame (including certain projections and business trends, and statements which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “projects”, “will” or “will be taken”, “occur” or “be achieved”). Forward-looking statements are based on the opinions and estimates of management of Black Ridge or Ourgame, as the case may be, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements.    Additional information on these and other factors that may cause actual results and Black Ridge’s performance to differ materially is included in Black Ridge’s definitive proxy statement relating to the Business Combination and Black Ridge’s other periodic reports filed with the SEC, including but not limited to Black Ridge’s Form 10-K for the year ended December 31, 2018.  Copies may be obtained by contacting Black Ridge or the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Black Ridge undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to sell or purchase, nor the solicitation of an offer to buy or sell any securities, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

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Participants in Solicitation

Black Ridge and Ourgame, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of Black Ridge stockholders in respect of the Business Combination.  Information about the directors and executive officers of Black Ridge is set forth in Black Ridge’s definitive proxy statement relating to the Business Combination and Black Ridge’s other reports filed with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2018.  Information about the directors and executive officers of Ourgame and more detailed information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, is set forth in Black Ridge’s definitive proxy statement.  Investors may obtain additional information about the interests of such participants by reading such proxy statement on the SEC’s website at www.sec.gov.

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Media Contact:

Brian Fisher

Allied Esports

brian@alliedesports.com

Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addoir.com

424-238-6249

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